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                                                                      EXHIBIT 23

                       [Letterhead of Coopers & Lybrand]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of People's Savings Financial Corp. and Subsidiary (the "Corporation") on Form S-8 (File Nos. 33-55936 and 33-55940) of our report dated January 19, 1996, on our audit of the consolidated financial statements of the Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is incorporated by reference in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.


COOPERS & LYBRAND L.L.P.

Hartford, Connecticut
March 22, 1996